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                                                                      EXHIBIT 21


Subsidiaries of the registrant:
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Name                                              Percentage of        Country and Date
----                                               Ownership           of Incorporation
                                                  -------------        ----------------
South China Brewing Company Limited                  100%              Hong Kong
                                                                       May 26, 1994
SCBC Distribution Company Limited                    100%              Hong Kong
                                                                       August 31, 1993
Celtic Brew LLC                                       60%              United States
                                                                       November 1, 1996
AmBrew USA, Inc. (formerly Atlantis Import Company)   95%              United States
                                                                       July 15, 1994
Cerveceria Rio Bravo, S.A. de C.V.                   100%              Mexico
                                                                       November 11, 1996
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